Exhibit 1.1

EXECUTION VERSION

$500,000,000 0.613% Senior Notes due 2024

$800,000,000 1.250% Senior Notes due 2026

$1,500,000,000 2.375% Senior Notes due 2031

$1,500,000,000 3.400% Senior Notes due 2051

Underwriting Agreement

March 1, 2021

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
  383 Madison Avenue
  New York, New York 10179

Wells Fargo Securities, LLC
  500 South Tryon Street, 5th Floor
  Charlotte, NC 28202

as the Representatives of the several Underwriters

Ladies and Gentlemen:

Cigna Corporation, a Delaware corporation (the “Company”), confirms, subject to the terms and conditions stated herein, its agreement to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC are acting as the representatives (the “Representatives”), the aggregate principal amounts of its 0.613% Senior Notes due 2024 (the “2024 Notes”), 1.250% Senior Notes due 2026 (the “2026 Notes”), its 2.375% Senior Notes due 2031 (the “2031 Notes”) and its 3.400% Senior Notes due 2051 (the “2051 Notes” and, collectively with the 2024 Notes, 2026 Notes and the 2031 Notes, the “Notes”) listed in Schedule I to be issued pursuant to the Indenture, dated as of September 17, 2018, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by Supplemental Indenture No. 5 to the Base Indenture to be entered into between the Company and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture and any amendments or supplements thereto, the “Indenture”), between the Company and the Trustee.

1.
Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)
An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-236877) in respect of the Notes has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof (including, without limitation, the Prospectus (as defined below)) has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the preliminary prospectus (including the preliminary prospectus supplement dated March 1, 2021) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called the “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the form of the final prospectus relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Sections 4(b) and 7(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Notes is hereinafter called an “Issuer Free Writing Prospectus”;

(b)
No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information (as defined in Section 8(a) hereof);

(c)
For the purposes of this Agreement, the “Applicable Time” is 4:40 p.m. (New York City time), on the date of this Agreement; the Preliminary Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 3(b) hereof (the “Pricing Term Sheet”) and any Permitted Free Writing Prospectus (as defined in Section 3(a) below) listed on Schedule III.A, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriters’ Information;

(d)
The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)
The Registration Statement conformed, as of its effective date, and conforms, and the Pricing Disclosure Package and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of its date and the Closing Date (as defined in Section 2(b)) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in conformity with the Underwriters’ Information;

(f)
(i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(g)
The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; the Company’s authorized share capital is as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(h)
Each of Evernorth Health, Inc., Cigna Health and Life Insurance Company, Connecticut General Corporation and Express Scripts, Inc. (each being hereinafter referred to as a “Principal Subsidiary”), has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and each Principal Subsidiary of the Company maintains an insurance license, if required, or is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding ownership interests of each Principal Subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such Principal Subsidiary; and the ownership interests of each Principal Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except where the failure to be so licensed or qualified or where such liens, encumbrances and defects would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”);

(i)
This Agreement has been duly authorized, executed and delivered by the Company;

(j)
The Notes and the Indenture have been duly authorized by the Company and, when the Supplemental Indenture has been duly executed and delivered by the Company in accordance with its terms, and assuming the valid execution and delivery thereof by the Trustee, the Indenture will constitute, and, in the case of the Notes, when they are delivered by the Company, paid for pursuant to this Agreement and the Indenture and duly authenticated and delivered by the Trustee, the Notes will, on the Closing Date, constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Notes, when delivered by the Company, paid for pursuant to this Agreement and the Indenture and duly authenticated and delivered by the Trustee, will be entitled to the benefits of the Indenture; and the Notes conform to the respective descriptions thereof in the Pricing Disclosure Package and the Prospectus in all material respects;

(k)
The issuance by the Company of the Notes, the compliance by the Company with all of the provisions of this Agreement, the Notes and the Indenture and the consummation of each of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, which conflict, breach, violation, or default would individually, or in the aggregate, have a Material Adverse Effect; and (ii) result in any violation of (A) the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or other organizational documents of the Company, or the charter, by-laws or other organizational documents of any subsidiary of the Company or (B) any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company’s or any of its or its subsidiaries’ properties, which violation, in the case of any of the Company’s subsidiaries, would, individually, or in the aggregate, have a Material Adverse Effect;

(l)
No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement and the Indenture in connection with the issuance and sale of the Notes by the Company, except such consents, approvals, authorizations, registrations or qualifications as may be required under the blue sky laws of any jurisdiction in connection with the issuance by the Company of the Notes and the purchase and distribution of the Notes by the Underwriters;

(m)
The Company and its Principal Subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually, or in the aggregate, have a Material Adverse Effect;

(n)
Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described or would not reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement or which are otherwise reasonably likely to be material in the context of the sale of the Notes; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated;

(o)
There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Registration Statement, Pricing Disclosure Package or the Prospectus or required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus which are not filed or incorporated by reference or described as required;

(p)
The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(q)
Since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which incorporates by reference the annual report on Form 10-K for the fiscal year ended December 31, 2020, as well as current reports on Form 8-K, as listed in such Prospectus, there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company or its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its equity interests (other than the cash dividend declared by the Company through its press release dated January 6, 2021);

(r)
The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness identified by management, or by the Company’s auditors and communicated to management, in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s)
The Company and its consolidated subsidiaries employ disclosure controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure; and interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidance applicable thereto;

(t)
PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act;

(u)
The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(v)
Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or violated or is in violation of in any material respect any provision of the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(w)
The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(x)
Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, the Crimea region, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, unless such funding or facilitation is or was, in each case, at the time of such funding or facilitation, pursuant to authorization from the U.S. Government or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past three years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, in violation of applicable Sanctions; and

(y)
(i) To the knowledge of the Company, (x) there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; except as would not, in the case of each of clause (i) and (ii) above, individually or in the aggregate, result in a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology as the Company generally deems reasonably adequate for their business.

2.
Sale and Delivery.

(a)
Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of each series of Notes set forth in Schedule I opposite the name of such Underwriter (plus an additional amount of Notes that such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof) at the price of 99.700% of the principal amount of the 2024 Notes, plus accrued interest, if any, from March 3, 2021, 99.621% of the principal amount of the 2026 Notes, plus accrued interest, if any, from March 3, 2021, 99.434% of the principal amount of the 2031 Notes, plus accrued interest, if any, from March 3, 2021, and 98.583% of the principal amount of the 2051 Notes, plus accrued interest, if any, from March 3, 2021.

(b)
The Notes to be purchased by each Underwriter hereunder will be represented by registered global notes in book entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Notes to the Representatives, acting on behalf of the Underwriters for the account of each Underwriter, against payment by or on behalf of such Underwriter of the amount therefor, as set forth above, by wire transfer of Federal (same day) funds to a commercial bank account located in the United States and designated in writing at least forty eight hours prior to the Closing Date by the Company to the Representatives, by causing DTC to credit the Notes to the account of one or more of the Representatives, as designated prior to the Closing Date, at DTC. The Company will cause the global certificates representing the Notes to be made available to the Representatives, acting on behalf of the Underwriters, for checking at least twenty four hours prior to the Closing Date at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on March 3, 2021 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Closing Date.”

(c)
The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Notes and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered electronically at such time and date to Davis Polk & Wardwell LLP, or by such other means as the Representatives and the Company may agree in writing, and the Notes will be delivered electronically at the Designated Office, all on the Closing Date. A meeting will be held virtually at 9:00 a.m., New York City time or at such other time as the Representatives and the Company may agree in writing, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

3.
Free Writing Prospectuses.

(a)
The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus; each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433; provided that the Underwriters may use a term sheet substantially in the form of Schedule II hereto without the consent of the Company; any such free writing prospectus (which shall include the Pricing Term Sheet), the use of which has been consented to by the Company and the Representatives, is listed on Schedule III and herein called a “Permitted Free Writing Prospectus.”

(b)
The Company agrees to prepare the Pricing Term Sheet specifying the terms of the Notes not contained in the Preliminary Prospectus, substantially in the form of Schedule II hereto and approved by the Representatives, and to file such Pricing Term Sheet pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule.

(c)
The Company and the Representatives have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any free writing prospectus, including timely Commission filing, where required, and legending.

(d)
The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, or the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a free writing prospectus or other document, the use of which has been consented to by the Representatives, which will correct such conflict, statement or omission.

4.
Covenants and Agreements.

The Company covenants and agrees with each of the Underwriters:

(a)
That the Company will furnish, without charge, to the Underwriters a copy of the Registration Statement, including all documents incorporated by reference therein and exhibits filed with the Registration Statement (other than exhibits which are incorporated by reference and have previously been so furnished), and, during the period mentioned in paragraph (c) below, as many written and electronic copies of the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, any documents incorporated by reference therein at or after the date thereof (including documents from which information has been so incorporated) and any supplements and amendments thereto as each Underwriter may reasonably request;

(b)
That the Company will cause the Preliminary Prospectus and the Prospectus to be filed pursuant to, and in compliance with, Rule 424(b) and will promptly advise the Underwriters (i) when any amendment to the Registration Statement shall have been filed; provided that, with respect to documents filed pursuant to the Exchange Act and incorporated by reference into the Registration Statement, such notice shall only be required during such time as the Underwriters are required in the reasonable opinion of the Representatives, to deliver a prospectus (or the notice referred to in Rule 173(a) under the Securities Act), (ii) of any request by the Commission for any amendment of the Registration Statement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  So long as any Underwriter is required in the reasonable opinion of the Representatives to deliver a prospectus (or the notice referred to in Rule 173(a) under the Securities Act), the Company will not file any amendment to the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus unless the Company has furnished one copy of such amendment or supplement to each of the Representatives and to Davis Polk & Wardwell LLP, and, if such amendment or supplement is to be filed on or prior to the Closing Date, or under circumstances where the Underwriters are required in the reasonable opinion of the Representatives, to deliver a prospectus (or the notice referred to in Rule 173(a) under the Securities Act), the Representatives, shall not reasonably have objected thereto.  If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company will take such steps to obtain the lifting of that order as in the best judgment of the Company are not contrary to the interests of the Company;

(c)
That if, at any time when in the opinion of the Representatives the Pricing Disclosure Package or the Prospectus (or the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered by an Underwriter or a dealer, any event shall occur as a result of which it is necessary, in the opinion of the Representatives or counsel for the Company, to amend or supplement the Pricing Disclosure Package or the Prospectus or modify the information incorporated by reference therein in order to make the statements therein, in light of the circumstances existing when the Pricing Disclosure Package or the Prospectus (or the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if it shall be necessary in the opinion of the Representatives, to amend or supplement the Pricing Disclosure Package or the Prospectus or modify such information to comply with law, the Company will forthwith (i) prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to whom Notes may have been sold by the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Pricing Disclosure Package or the Prospectus or (ii) file with the Commission documents incorporated by reference in the Pricing Disclosure Package and Prospectus, which shall be so supplied to the Underwriters and such dealers, in either case so that the statements in the Pricing Disclosure Package or the Prospectus as so amended, supplemented or modified will not, in light of the circumstances when the Pricing Disclosure Package or the Prospectus (or the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package and the Prospectus will comply with law;

(d)
That, if required, the Company will endeavor to qualify, at its expense, the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all filing fees, reasonable expenses and legal fees in connection therewith and in connection with the determination of the eligibility for investment of the Notes; provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to file any consents to service of process under the laws of any jurisdiction;

(e)
That the Company will pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(f)
That the Company will make generally available to its security holders and the holders of the Notes as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the Closing Date which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act); and

(g)
That during the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any notes, any security convertible into or exchangeable into or exercisable for notes or any other debt securities substantially similar to the Notes (except for the Notes issued pursuant to this Agreement), without the prior written consent of the Representatives.

5.
Certain Agreements of the Underwriters.

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Regulation was implemented in that Relevant State it has not made and will not make an offer of the Notes to the public in that Relevant State other than (a) to any legal entity which is a qualified investor as defined in the Prospectus Regulation; (b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Representatives; or (c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation; provided that no such offer of the Notes shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of the preceding paragraph, the expression an “offer to the public” in relation to any Notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

6.
Expenses.

The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Notes and all other expenses in connection with the preparation, printing and filing of the Basic Prospectus, any Permitted Free Writing Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) all reasonable expenses in connection with the qualification of the Notes for offering and sale under local securities laws as provided in Section 4(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including any advertising expenses connected with any offers they may make and the fees, disbursements and expenses of counsel for the Underwriters.

7.
Conditions of Underwriters’ Obligations.

The obligations of the Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Date, of the representations and warranties made herein by the Company, to compliance at and as of the Closing Date by the Company with its covenants and agreements herein contained and the other provisions hereof to be satisfied at or prior to the Closing Date, and to the following additional conditions:

(a)
(i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering shall be pending before or threatened by the Commission, (ii) the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for filing by the rules and regulations under the Securities Act and in accordance herewith and each Permitted Free Writing Prospectus shall have been filed by the Company with the Commission within the applicable time periods prescribed for such filings by, and otherwise in compliance with Rule 433 under the Securities Act to the extent so required and (iii) the Underwriters shall have received on and as of the Closing Date, a certificate dated such date, signed by an executive officer (including, without limitation, the Treasurer) of the Company to the foregoing effect.

(b)
Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement, there shall not have occurred (i) any change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes on the terms set forth herein; (ii) any downgrading in the rating of any debt securities of the Company or the financial strength rating of any Principal Subsidiary of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has newly placed under surveillance or review any such rating (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or on the over-the-counter market or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any general moratorium on commercial banking activities declared by U.S. Federal or New York State authorities; (v) any major disruption of settlements of securities or clearance services in the United States or (vi) any act of terrorism in the United States, any attack on, outbreak or escalation of hostilities involving the United States, any declaration of war by Congress or any other national or international calamity or crisis if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or crisis on the financial markets makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes on the terms set forth herein.

(c)
Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you a negative assurance letter and such opinion or opinions, each dated the Closing Date, each with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to provide negative assurance with respect to such matters or to pass upon such matters.

(d)
Nicole S. Jones, Executive Vice President and General Counsel of the Company, or Amy C. Cook, Assistant Corporate Secretary and Associate Chief Counsel of the Company, shall have furnished to you her written opinion, dated the Closing Date, substantially in the form of Exhibit A hereto in form and substance satisfactory to you.

(e)
Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated the Closing Date, substantially in the form of Exhibit B hereto in form and substance satisfactory to you.

(f)
At the time of execution of this Agreement, PricewaterhouseCoopers LLP shall have furnished to you a comfort letter dated the date of such execution, substantially in the form heretofore supplied and deemed satisfactory to you.

(g)
At the Closing Date, PricewaterhouseCoopers LLP shall have furnished you a comfort letter, dated the Closing Date, to the effect that such accountants reaffirm, as of the Closing Date and as though made on the Closing Date, the statements made in the letter furnished by such accountants pursuant to paragraph (f) of this Section 7, except that the specified date referred to in such letter will be a date not more than three business days prior to the Closing Date.

(h)
The Company shall have furnished or caused to be furnished to you at the Closing Date certificates of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole, (iv) to the effect set forth in paragraph (b)(ii) above and (v) as to such other matters as you may reasonably request.

(i)
No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would as of the Closing Date, prevent the issuance or the sale of the Notes; and no injunction, restraining order or order of any other nature by any court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Notes.

(j)
The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Notes shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(k)
The Notes shall be eligible for clearance and settlement through DTC.

(l)
On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

8.
Indemnification and Contribution.

(a)
The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which such person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus or any free writing prospectus used by the Company other than a Permitted Free Writing Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus or any free writing prospectus used by the Company other than a Permitted Free Writing Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified), in reliance upon and in conformity with the information furnished in writing to the Company by an Underwriter through the Representatives on their behalf expressly for use therein which information the parties agree is limited to the following information under the caption “Underwriting” in the Prospectus: the fourth paragraph, the third sentence of the fifth paragraph, the seventh paragraph, the eighth paragraph, the third and fourth sentences of the ninth paragraph and the thirteenth paragraph (the “Underwriters’ Information”);

(b)
Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus or any free writing prospectus used by the Company other than a Permitted Free Writing Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified), in reliance upon and in conformity with the Underwriters’ Information.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the indemnifying party shall not, in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)
If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonable legal or other reasonable expenses incurred by such indemnified party in connection with any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

9.
Substitution of Underwriters.

If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder and the aggregate principal amount of such Notes which such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Notes, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of the aggregate principal amount of such Notes by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriter agreed but failed to purchase.  If any Underwriter or Underwriters shall so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this agreement will terminate.

If the non-defaulting Underwriter or Underwriters or substituted underwriter or underwriters are required hereby or agree to take up all or part of the Notes of the defaulting Underwriter as provided in this Section 9, (i) the Company shall have the right to postpone the Closing Date for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or Prospectus or in any other documents or arrangements, and the Company agrees to promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective aggregate principal amount of Notes which the non-defaulting Underwriters or substituted purchaser or purchasers shall thereafter be obligated to purchase shall be taken as the basis of their underwriting obligation for all purposes of this Agreement.  Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the non-defaulting Underwriters for damages occasioned by its default hereunder.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the non-defaulting Underwriters or the Company, other than as provided in Sections 8 and 11.

10.
Survival of Indemnities, Representations, Warranties, etc.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

11.
Termination.

If this Agreement shall be terminated pursuant to Section 9 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect.  If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii) (other than any suspension of trading specific to the Company’s securities), (iv), (v) or (vi) of Section 7(b), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

12.
Notices.

In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Underwriters shall be delivered or sent by mail or email transmission to the Underwriters in care of:

(a)
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013, Attention: General Counsel,

(b)
J.P. Morgan Securities LLC, 383 Madison Avenue New York, New York 10179, Attention: Investment Grade Syndicate Desk, and

(c)
Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor Charlotte, NC 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com and (ii) if to the Company shall be delivered or sent by mail or email transmission to Cigna Corporation, 2 Liberty Place, TL15J, 1601 Chestnut St., Philadelphia, Pennsylvania 19192, Attention: Drew Reynolds, Managing Director, Corporate Finance (Email: Drew.Reynolds@cigna.com).  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.
Successors.

This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors and the directors, trustees, officers and controlling persons referred to in Section 8 of this Agreement.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of the Securities Act or the Exchange Act, and the representations, warranties, covenants, agreements and indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each person who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of the Securities Act.

14.
Relationship.

The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.
Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

The Company and the Underwriters irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of any of the parties hereto related to or arising out of this Agreement or the performance of services hereunder.

16.
Counterparts.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

17.
Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub.  L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.
Recognition of the U.S. Special Resolution Regimes.

(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us the enclosed duplicate hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Cigna Corporation

by	/s/ Timothy Buckley
	Name:	Timothy Buckley
	Title:	Vice President and Treasurer

[Underwriting Agreement]

Accepted as of the date hereof:

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

as the Representatives of the several Underwriters

Citigroup Global Markets Inc.

by	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

J.P. Morgan Securities LLC

by	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

Wells Fargo Securities, LLC

by	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Underwriting Agreement]

SCHEDULE I

	0.613% Senior Notes due 2024	1.250% Senior Notes due 2026	2.375% Senior Notes due 2031	3.400% Senior Notes due 2051
Citigroup Global Markets Inc.	62,500,000	100,000,000	187,500,000	187,500,000
J.P. Morgan Securities LLC	62,500,000	100,000,000	187,500,000	187,500,000
Wells Fargo Securities, LLC	62,500,000	100,000,000	187,500,000	187,500,000
BofA Securities, Inc.	32,500,000	52,000,000	97,500,000	97,500,000
Deutsche Bank Securities Inc.	32,500,000	52,000,000	97,500,000	97,500,000
Goldman Sachs & Co. LLC	32,500,000	52,000,000	97,500,000	97,500,000
Morgan Stanley & Co. LLC	32,500,000	52,000,000	97,500,000	97,500,000
PNC Capital Markets LLC	32,500,000	52,000,000	97,500,000	97,500,000
Credit Agricole Securities (USA) Inc.	16,000,000	25,600,000	48,000,000	48,000,000
Credit Suisse Securities (USA) LLC	16,000,000	25,600,000	48,000,000	48,000,000
HSBC Securities (USA)	16,000,000	25,600,000	48,000,000	48,000,000
Mizuho Securities USA LLC	16,000,000	25,600,000	48,000,000	48,000,000
MUFG Securities Americas Inc.	16,000,000	25,600,000	48,000,000	48,000,000
U.S. Bancorp Investments, Inc.	16,000,000	25,600,000	48,000,000	48,000,000
ANZ Securities, Inc.	10,000,000	16,000,000	30,000,000	30,000,000
BNY Mellon Capital Markets, LLC	10,000,000	16,000,000	30,000,000	30,000,000
Fifth Third Securities, Inc.	10,000,000	16,000,000	30,000,000	30,000,000
Regions Securities LLC	10,000,000	16,000,000	30,000,000	30,000,000
Scotia Capital (USA) Inc.	10,000,000	16,000,000	30,000,000	30,000,000
Academy Securities, Inc.	4,000,000	6,400,000	12,000,000	12,000,000
Total	$500,000,000	$800,000,000	$1,500,000,000	$1,500,000,000

SCH I - 1

SCHEDULE II

Free Writing Prospectus	Filed Pursuant to Rule 433
(to the Preliminary Prospectus	Registration Statement No. 333-236877
Supplement dated March 1, 2021)

CIGNA CORPORATION
Pricing Term Sheet
March 1, 2021

0.613% Senior Notes Due 2024
Issuer:	Cigna Corporation
Principal Amount:	$500,000,000
Trade Date:	March 1, 2021
Settlement:	March 3, 2021 (T+2)
Maturity Date:	March 15, 2024
Issuer Ratings (Senior Debt)*:	Baa2 (Stable) by Moody’s Investors Service, Inc. / A- (Stable) by Standard & Poor’s Ratings Group Inc. / BBB (Stable) by Fitch Ratings Inc.
Coupon:	0.613%
Price to Public (percent of principal amount):	100.000% of principal amount
Yield to Maturity:	0.613%
Spread to Benchmark Treasury:	+35 basis points
Benchmark Treasury:	0.125% due February 15, 2024
Benchmark Treasury Price and Yield:	99-19; 0.263%
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2021
Interest Payment Record Dates:	March 1 and September 1
Optional Redemption Provisions:
Make-whole call at any time at a discount rate of U.S. Treasury plus 7.5 basis points; provided that on or after March 15, 2022 (two years prior to the Maturity Date), the Notes will be redeemable at par.

CUSIP / ISIN:	125523 CN8 / US125523CN87

SCH II - 1

1.250% Senior Notes Due 2026
Issuer:	Cigna Corporation
Principal Amount:	$800,000,000
Trade Date:	March 1, 2021
Settlement:	March 3, 2021 (T+2)
Maturity Date:	March 15, 2026
Issuer Ratings (Senior Debt)*:	Baa2 (Stable) by Moody’s Investors Service, Inc. / A- (Stable) by Standard & Poor’s Ratings Group Inc. / BBB (Stable) by Fitch Ratings Inc.
Coupon:	1.250%
Price to Public (percent of principal amount):	99.971% of principal amount
Yield to Maturity:	1.256%
Spread to Benchmark Treasury:	+55 basis points
Benchmark Treasury:	0.500% due February 28, 2026
Benchmark Treasury Price and Yield:	98-31¾; 0.706%
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2021
Interest Payment Record Dates:	March 1 and September 1
Optional Redemption Provisions:
Make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points; provided that on or after February 15, 2026 (one month prior to the Maturity Date), the Notes will be redeemable at par.

CUSIP / ISIN:	125523 CP3 / US125523CN36

SCH II - 2

2.375% Senior Notes Due 2031
Issuer:	Cigna Corporation
Principal Amount:	$1,500,000,000
Trade Date:	March 1, 2021
Settlement:	March 3, 2021 (T+2)
Maturity Date:	March 15, 2031
Issuer Ratings (Senior Debt)*:	Baa2 (Stable) by Moody’s Investors Service, Inc. / A- (Stable) by Standard & Poor’s Ratings Group Inc. / BBB (Stable) by Fitch Ratings Inc.
Coupon:	2.375%
Price to Public (percent of principal amount):	99.884% of principal amount
Yield to Maturity:	2.388%
Spread to Benchmark Treasury:	+95 basis points
Benchmark Treasury:	1.125% due February 15, 2031
Benchmark Treasury Price and Yield:	97-03+; 1.438%
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2021
Interest Payment Record Dates:	March 1 and September 1
Optional Redemption Provisions:
Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; provided that on or after December 15, 2030 (three months prior to the Maturity Date), the Notes will be redeemable at par.

CUSIP / ISIN:	125523 CM0 / US125523CM05

SCH II - 3

3.400% Senior Notes Due 2051
Issuer:	Cigna Corporation
Principal Amount:	$1,500,000,000
Trade Date:	March 1, 2021
Settlement:	March 3, 2021 (T+2)
Maturity Date:	March 15, 2051
Issuer Ratings (Senior Debt)*:	Baa2 (Stable) by Moody’s Investors Service, Inc. / A- (Stable) by Standard & Poor’s Ratings Group Inc. / BBB (Stable) by Fitch Ratings Inc.
Coupon:	3.400%
Price to Public (percent of principal amount):	99.458% of principal amount
Yield to Maturity:	3.429%
Spread to Benchmark Treasury:	+120 basis points
Benchmark Treasury:	1.625% due November 15, 2050
Benchmark Treasury Price and Yield:	86-30; 2.229%
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2021
Interest Payment Record Dates:	March 1 and September 1
Optional Redemption Provisions:
Make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; provided that on or after September 15, 2050 (six months prior to the Maturity Date), the Notes will be redeemable at par.

CUSIP / ISIN:	125523CQ1 / US125523CQ19

SCH II - 4

*          *          *

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC
Passive Bookrunners:	BofA Securities, Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC PNC Capital Markets LLC
Co-Managers:
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
HSBC Securities (USA) Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
U.S. Bancorp Investments, Inc.
ANZ Securities, Inc.
BNY Mellon Capital Markets, LLC
Fifth Third Securities, Inc.
Regions Securities LLC
Scotia Capital (USA) Inc.
Academy Securities, Inc.

Use of Proceeds:
Cigna intends to use the net proceeds from the Notes offering, together with cash on hand and/or borrowings under its commercial paper facility, to fund the Redemptions and to pay redemption premiums, accrued and unpaid interest and related expenses. Cigna intends to use the remaining proceeds, if any, for general corporate purposes.

*These issuer ratings are not a recommendation to buy, sell or hold the Notes offered hereby.  The ratings may be subject to revision or withdrawal at any time by the relevant rating agency.  Each of the issuer ratings included herein should be evaluated independently of any other issuer rating.

Any capitalized term used in this Pricing Term Sheet but not defined herein has the meaning assigned to such term in the Preliminary Prospectus Supplement dated March 1, 2021 relating to the Notes offered hereby.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533, or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

SCH II - 5

SCHEDULE III

PERMITTED FREE WRITING PROSPECTUSES

A.	Permitted Free Writing Prospectuses included in the Pricing Disclosure Package

1.	Pricing Term Sheet attached as Schedule II hereto.

B.	Other Permitted Free Writing Prospectuses

 None.

SCH III - 1